Exhibit 99.1

FOR IMMEDIATE RELEASE

TECO ENERGY ANNOUNCES EARLY RESULTS OF DEBT TENDER AND

EXCHANGE OFFERS; EXTENDS EARLY PARTICIPATION DATE AND

EXPIRATION DATE OF PAR-FOR-PAR EXCHANGE OFFERS

TAMPA, December 6, 2007 - TECO Energy, Inc. (NYSE: TE) today announced early results for its previously announced debt tender offer and exchange offers and that it has extended the early participation date and the expiration date of the par-for-par exchange offers.

Early Results of the Tender Offer

As of 5:00 p.m., New York City time, December 5, 2007, the early tender date for TECO Energy’s previously announced offer to purchase for cash any and all of the $300 million outstanding principal amount of its 7.50% notes due 2010 (CUSIP No. 872375AK6), approximately $294.2 million principal amount of notes had been validly tendered and not withdrawn. Notes validly tendered and not withdrawn prior to the early tender date, and accepted for payment, will have a settlement date of December 7, 2007.

The tender offer will expire at 5:00 p.m., New York City time, on December 19, 2007, unless extended. The terms and conditions of the tender offer are described in an offer to purchase dated November 20, 2007, and related letter of transmittal.

Notes validly tendered after the early tender date and on or before the expiration date, and accepted for payment, will have a settlement date two business days after the expiration of the tender offer. The applicable tender offer consideration will be determined at 2:00 p.m., New York City time, today by the lead dealer managers for the tender offer by reference to a fixed spread specified for such notes over the yield to maturity based on the bid-side price of the reference U.S. Treasury security, as set forth in the offer to purchase. Holders whose notes are purchased will be paid accrued and unpaid interest up to, but not including, the applicable settlement date. Holders of notes who validly tender their notes after the early tender date but on or before the expiration date may not withdraw their notes except in the limited circumstances described in the offer to purchase.

TECO Energy intends to fund the tender offer with a portion of the proceeds of the sale of TECO Transport, which, as previously announced, closed on December 5, 2007.

The information agent and depositary for the tender offer is Global Bondholder Services Corporation. The tender offer is made only by the offer to purchase and the related letter of transmittal, and the information in this news release is qualified by reference to such documents. Requests for copies of the offer to purchase and related letter of transmittal should be directed to Global Bondholder Services Corporation at (212) 430-3774 or (866) 857-2200 (toll-free).

Early Results of the Exchange Offers

As previously announced, in four separate exchange offers, TECO Energy and TECO Finance are offering eligible holders:

•

To exchange outstanding TECO Energy 7.20% notes due 2011 or TECO Energy 7.00% notes due 2012, for newly issued TECO Finance notes due 2017, subject to proration to the extent necessary to limit the aggregate principal amount of TECO Finance notes due 2017 to $300 million (the “TECO Finance 2017 notes exchange offer”); or

•	To exchange TECO Energy 7.20% notes due 2011, for a like principal amount of newly issued TECO Finance 7.20% notes due 2011 (the “2011 par-for-par exchange offer”); and

•	To exchange TECO Energy 7.00% notes due 2012, for a like principal amount of newly issued TECO Finance 7.00% notes due 2012 (the “2012 par-for-par exchange offer”); and

•	To exchange outstanding TECO Energy 6.75% notes due 2015 for a like principal amount of newly issued TECO Finance 6.75% notes due 2015 (the “2015 par-for-par exchange offer”).

As of 5:00 p.m., New York City time, December 5, 2007, the following principal amount of notes had been tendered in the exchange offers:

TECO Energy notes	TECO Finance 2017 notes exchange offer	Par-for-par exchange offer	Total
7.20% notes due 2011	$236.3 million	$169.8 million	$406.1 million
7.00% notes due 2012	$155.1 million	$144.5 million	$299.6 million
6.75% notes due 2015	N/A	$191.2 million	$191.2 million

TECO Energy notes accepted for exchange in the TECO Finance 2017 notes exchange offer will be subject to proration so that TECO Finance will only issue a maximum of $300 million aggregate principal amount of TECO Finance notes due 2017. Holders of TECO Energy notes due 2011 participating in the TECO Finance 2017 notes exchange offer will be given priority before holders of TECO Energy notes due 2012 may participate in such exchange offer. Holders participating in the TECO Finance 2017 notes exchange offer whose notes are not accepted, whether due to acceptance priority, proration or termination of such exchange offer, agree to participate in the applicable par-for-par exchange offer.

The applicable total exchange price for the TECO Energy notes due 2011 and 2012 tendered in the TECO Finance 2017 notes exchange offer is based on a fixed-spread pricing formula and will be calculated at 2:00 p.m., New York City time, on the second business day prior to the expiration of the TECO Finance 2017 notes exchange offer. TECO Energy notes due

2011, 2012 or 2015 tendered after 5:00 p.m., New York City time, on December 5, 2007 may not be withdrawn except in certain limited circumstances where additional withdrawal rights are required by law.

Extension of Early Participation Date and Expiration Date of the Par-for-Par Exchange Offers

The early participation date and the expiration date of the par-for-par exchange offers have each been extended to 12:00 midnight, New York City time, on December 19, 2007, unless further extended. The early participation date and the expiration date had previously been scheduled to be 5:00 p.m., New York City time, on December 5, 2007 and December 19, 2007, respectively. The early participation date and expiration date for the TECO Finance 2017 notes exchange offer are unchanged at 5:00 p.m., New York City time, on December 5, 2007 and December 19, 2007, respectively.

TECO Energy is offering to exchange for each $1,000 principal amount of TECO Energy notes due 2011, 2012 or 2015 tendered by an eligible holder on or before the expiration date in the applicable par-for-par exchange offer, and accepted for exchange, a like principal amount of the applicable series of TECO Finance notes and cash equal to the early participation payment.

The exchange offers are only being made, and copies of the exchange offer documents are only being made available to, holders of TECO Energy notes due 2011, TECO Energy notes due 2012 or TECO Energy notes due 2015 that have certified in an eligibility letter certain matters to TECO Energy, including their status as eligible holders, that is, either “qualified institutional buyers,” as that term is defined in Rule 144A under the Securities Act of 1933, or persons other than “U.S. persons,” as that term is defined in Rule 902 under the Securities Act of 1933. The terms and conditions of the exchange offers are described in a confidential offering memorandum dated November 20, 2007, and related letter of transmittal, distributed to eligible holders.

Eligible holders who would like additional copies of the eligibility letter may contact the information agent for the exchange offers, Global Bondholder Services Corporation, at 866-857-2200 or 212-430-3774.

This news release is neither an offer to issue in exchange nor a solicitation of an offer to tender for any of the TECO Finance notes. The exchange offers are being made only pursuant to a confidential offering memorandum and related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.

The TECO Finance notes have not been and will not be registered under the Securities Act of 1933 or any state securities laws. Therefore, the TECO Finance notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933 and any applicable state securities laws. TECO Finance will enter into a registration rights agreement pursuant to which it will agree to file an exchange offer registration statement with respect to the notes.

About TECO Energy

TECO Energy, Inc. (NYSE: TE) is an integrated energy-related holding company. Its principal subsidiary, Tampa Electric Company, is a regulated utility with both electric and gas divisions (Tampa Electric and Peoples Gas System). Other subsidiaries are engaged in coal mining, and electric generation and distribution in Guatemala.

About TECO Finance

TECO Finance is a wholly-owned subsidiary of TECO Energy whose business activities consist solely of providing funds to TECO Energy for its diversified activities.

NOTE: This press release contains forward-looking statements about the completion and timing of the offers, which are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could impact actual results. The offers are subject to certain conditions that must be satisfied or waived by TECO Energy. Additional information is contained under “Risk Factors” in TECO Energy, Inc.’s Annual Report on Form 10-K for the period ended December 31, 2006, as updated by the information contained in Item 1A of its Quarterly Reports on Form 10-Q for the quarters ended June 30, 2007 and September 30, 2007.

Contact:	Investors (Nadia Yazback)	Media (Laura Duda)
	813-228-1701	813-228-1572